Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

New York	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

One Columbus Circle
New York, New York	10019
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

1 Columbus Circle

New York, New York 10019

(212) 250 – 2500

(Name, address and telephone number of agent for service)

BALL CORPORATION
(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Indiana	35-0160610
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9200 W. 108th Circle, P.O. Box 5000
Westminster, Colorado 80021
(303) 469-3131

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Debt Securities
(Title of the Indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Ball Advanced Aluminum Technologies Corp.*	Delaware	54-1344175
Ball Asia Services Limited*	Delaware	35-1266192
Ball Beverage Can Americas Inc.*	Delaware	36-4287015
Ball BP Holding Company*	Delaware	62-1821843
Ball Container LLC*	Delaware	27-0671085
Ball Corporation*	Nevada	35-1687923
Ball Glass Containers, Inc.*	Delaware	35-1602255
Ball Holdings LLC*	Delaware	27-0670877
Ball Inc.*	Delaware	06-1122239
Ball Metal Beverage Container Corp.*	Colorado	84-1326644
Ball Metal Container Corporation*	Indiana	35-1779013
Ball Packaging, LLC*	Colorado	84-1326640
Ball Pan-European Holdings, LLC**	Delaware	33-1022314
Latas de Aluminio Ball, Inc.*	Delaware	54-1088943
Rexam Beverage Can Company*	Delaware	36-2241181
USC May Verpackungen Holding Inc.*	Delaware	36-4335392

*Address and telephone number of principal executive offices are the same as those of Ball Corporation, an Indiana corporation.

**Address and telephone number of principal executive offices is 2400 Huntington Drive, Fairfield, CA, 94533; (909) 517-2700

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	A copy of existing By-Laws of Deutsche Bank Trust Company Americas, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-271647.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 22nd day of April, 2025.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

Exhibit 7

, 06/2012 Board of Governors of the Federal Reserve System OMB Number 7100-0036 Federal Deposit Insurance Corporation OMB Number 3064-0052 Office of the Comptroller of the Currency OMB Number 1557-0081 Approval expires June 30, 2027 Page 1 of 86 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business December 31, 2024 20241231 (RCON 9999) This report is required by law: 12 U.S.C. § 324 (State member This report form is to be filed by banks with domestic offices only banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 and total consolidated assets of less than $100 billion, except (National banks); and 12 U.S.C. §1464 (Savings associations). those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes Unless the context indicates otherwise, the term "bank" in this that are required to file the FFIEC 031. report form refers to both banks and savings associations. NOTE: Each bank’s board of directors and senior management are schedules) for this report date have been prepared in confor-responsible for establishing and maintaining an effective system of mance with the instructions issued by the appropriate Federal internal control, including controls over the Reports of Condition and regulatory authority and are true and correct to the best of my Income. The Reports of Condition and Income are to be prepared in knowledge and belief. accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial We, the undersigned directors (trustees), attest to the correctness Officer (CFO) of the reporting bank (or by the individual performing an of the Reports of Condition and Income (including the supporting equivalent function) and attested to by not less than two directors schedules) for this report date and declare that the Reports of (trustees) for state nonmember banks and three directors for state Condition and Income have been examined by us and to the best member banks, national banks, and savings associations. of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory I, the undersigned CFO (or equivalent) of the named bank, attest authority and are true and correct. that the Reports of Condition and Income (including the supporting Director (Trustee) Signature of Chief Financial Officer (or Equivalent) Director (Trustee) 1/30/2025 Date of Signature Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports Report) data by either: of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener- (a) Using computer software to prepare its Call Report and then ated version of this page) to the hard-copy record of the data file submitting the report data directly to the FFIEC’s Central Data submitted to the CDR that your bank must place in its files. Repository (CDR), an Internet-based system for data collec-tion (https://cdr.ffiec.gov/cdr/), or The appearance of your bank’s hard-copy record of the submitted (b) Completing its Call Report in paper form and arranging with a data file need not match exactly the appearance of the FFIEC’s software vendor or another party to convert the data into the sample report forms, but should show at least the caption of each electronic format that can be processed by the CDR. The Call Report item and the reported amount. software vendor or other party then must electronically submit the bank’s data file to the CDR. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by New York fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov. City (RSSD 9130) FDIC Certificate Number 623 NY 10019 (RSSD 9050) State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 8EWQ2UQKS07AKK8ANH81 (Report only if your institution already has an LEI.) (RCON 9224) The estimated average burden associated with this information collection is 55.56 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 12/2024

, 06/2012 FFIEC 041 Page 16 of 86 Consolidated Report of Condition for Insured Banks RC-1 and Savings Associations for December 31, 2024 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCON Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1)…………………………….…….…........................ 0081 43,000 1.a. b. Interest-bearing balances (2)……………………………………………………….................................... 0071 15,590,000 1.b. 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A) (3)……………………………............................... JJ34 0 2.a. b. Available-for-sale debt securities (from Schedule RC-B, column D)…………………….……................................... 1773 384,000 2.b. c. Equity securities with readily determinable fair values not held for trading (4)…………………………. JA22 0 2.c. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold………………………………………………………......................................................... B987 0 3.a. b. Securities purchased under agreements to resell (5, 6)………………………….......................................... B989 5,920,000 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale………………………………………………………..……................................... 5369 0 4.a. b. Loans and leases held for investment……………….................................... B528 15,154,000 4.b. c. LESS: Allowance for credit losses on loans and leases …................ 3123 20,000 4.c. d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c) ………............................... B529 15,134,000 4.d. 5. Trading assets (from Schedule RC-D)…………………………………………………….…….................................. 3545 0 5. 6. Premises and fixed assets (including right-of-use assets) …………………………………….................................. 2145 0 6. 7. Other real estate owned (from Schedule RC-M)………………………………………………............................... 2150 0 7. 8. Investments in unconsolidated subsidiaries and associated companies……………………............................... 2130 0 8. 9. Direct and indirect investments in real estate ventures...................................……...................................... 3656 0 9. 10. Intangible assets (from Schedule RC-M)………………………………………………………………………………………………………… 2143 2,000 10. 11. Other assets (from Schedule RC-F) (6)…………………………………………………………….................................. 2160 2,707,000 11. 12. Total assets (sum of items 1 through 11)………………………………………………………....................................... 2170 39,780,000 12. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)………………………………................... 2200 27,421,000 13.a. (1) Noninterest-bearing (7)………………………………………………..………….. 6631 9,910,000 13.a.(1) (2) Interest-bearing……………………………………………………..…………….. 6636 17,511,000 13.a.(2) b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased (8)………………………………………..…………......................................... B993 0 14.a. b. Securities sold under agreements to repurchase (9)………………………………………………..................................... B995 0 14.b. 15. Trading liabilities (from Schedule RC-D)…………………………………………………..………….............................................. 3548 0 15. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)................................. 3190 0 16. 17. and 18. Not applicable 19. Subordinated notes and debentures (10)……………………………………………………………………..……………….................. 3200 0 19. __________ 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B. 4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities. 5. Includes all securities resale agreements, regardless of maturity. 6. Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7. Includes noninterest-bearing demand, time, and savings deposits. 8. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money." 9. Includes all securities repurchase agreements, regardless of maturity. 10. Includes limited-life preferred stock and related surplus. 12/2024

, 06/2012 FFIEC 041 Page 17 of 86 Schedule RC—Continued RC-2 Dollar Amounts in Thousands RCON Amount Liabilities—continued 20. Other liabilities (from Schedule RC-G)…………………………………………………………………….………………..................... 2930 2,688,000 20. 21. Total liabilities (sum of items 13 through 20)……………………………………………………………………………….................. 2948 30,109,000 21. 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus…………………………………………………………………………….............. 3838 0 23. 24. Common stock……………………………………………………………………………………………….……………….............. 3230 2,127,000 24. 25. Surplus (exclude all surplus related to preferred stock)………………………………………………..………………............... 3839 934,000 25. 26. a. Retained earnings………………………………………………………………………………………..………………............... 3632 6,641,000 26.a. b. Accumulated other comprehensive income (1)………………………………………………………….………………...................... B530 (31,000) 26.b. c. Other equity capital components (2)………………………………………………………………………………………................. A130 0 26.c. 27. a. Total bank equity capital (sum of items 23 through 26.c)…………………………………………………..…………....................... 3210 9,671,000 27.a. b. Noncontrolling (minority) interests in consolidated subsidiaries…………………………………….……............................ 3000 0 27.b. 28. Total equity capital (sum of items 27.a and 27.b)………………………………………………………..…………....................... G105 9,671,000 28. 29. Total liabilities and equity capital (sum of items 21 and 28)……………………………………………..……….......................... 3300 39,780,000 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of RCON Number any date during 2023 ……………………………………………………………………………………......................... 6724 NA M.1. 1a = An integrated audit of the reporting institution’s financial 2b = An audit of the reporting institution's parent holding company's statements and its internal control over financial reporting consolidated financial statements only conducted in conducted in accordance with the standards of the American accordance with the auditing standards of the AICPA or the Institute of Certified Public Accountants (AICPA) or Public PCAOB by an independent public accountant that submits a Company Accounting Oversight Board (PCAOB) by an indepen- report on the consolidated holding company (but not on the dent public accountant that submits a report on the institution institution separately) 1b =An audit of the reporting institution's financial statements only 3 = This number is not to be used conducted in accordance with the auditing standards of the 4 = Directors’ examination of the bank conducted in accordance AICPA or the PCAOB by an independent public accountant that with generally accepted auditing standards by a certified public submits a report on the institution accounting firm (may be required by state-chartering authority) 2a =An integrated audit of the reporting institution's parent holding 5 = Directors’ examination of the bank performed by other external company's consolidated financial statements and its internal auditors (may be required by state-chartering authority) control over financial reporting conducted in accordance with the 6 = Review of the bank’s financial statements by external auditors standards of the AICPA or the PCAOB by an independent public 7 = Compilation of the bank’s financial statements by external accountant that submits a report on the consolidated holding auditors company (but not on the institution separately) 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work To be reported with the March Report of Condition. RCON Date 2. Bank's fiscal year-end date (report the date in MMDD format)............................................................................................................................................................... 8678 NA M.2. __________ 1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.